Exhibit 99.1

MCEWEN MINING BLACK FOX EXPLORATION NEWS

TORONTO, April 30, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports encouraging exploration results from its Black Fox Complex near Timmins, Ontario, Canada.

Black Fox Complex Exploration Program

Our 2018 exploration budget at Black Fox is $15 million and we have spent approximately 30% year to date. Our primary goals are to extend mineralization around known deposits and to test targets close to our mine and mill. During Q1 a total of 42,400 meters (m) of exploration drilling was completed, consisting of 11,200 m from underground and 31,200 m from surface. All four of the areas explored: Grey-Fox Gibson, Stock, Black Fox Underground and Tamarack, returned encouraging drill assay results.

Some of the best intercepts encountered were:

•                  639.00 g/t Au over 0.55 m (from 72 m) in hole 18GF-1062 at Gibson Southwest,

•                  5.24 g/t Au over 11.96 m (from 204 m) in hole S18-10 at Stock East,

•                  4.50 g/t Au over 3.79 m (550 m UG level) in hole 520-EX286-52 at Black Fox, and

•                  23.88 g/t AuEq over 6.47 m (from 70 m) in hole 18BF-646 at Tamarack.

In addition to drilling, exploration work on the properties included airborne electromagnetic and magnetic surveys (VTEM); geophysical data processing and interpretation work with Terra Resources to develop new drill targets; data processing and application of machine learning by Goldspot Discoveries; and development of interactive 3D models by MRB Consulting. This work is designed to refine and tighten the of focus our exploration efforts.

Grey Fox-Gibson

Highlights from drilling in three zones at the Grey Fox-Gibson area (see Figure 1) included multiple narrow high-grade intersections. Results suggest the potential for secondary structures hosting economic mineralization.

Contact Zone drilling highlights include:

Hole	Zone	From (m)	To (m)	Length (m)	TW (m)	Au (g/t)
18GF-1058	Contact	338.55	340.00	1.45	1.17	30.78
And		425.20	427.00	1.80	1.45	7.72
And		450.30	465.00	14.70	0.38	5.44
And		491.00	497.00	6.00	0.62	4.21
18GF-1060	Contact	364.00	365.00	1.00	0.77	9.80
18GF-1061	Contact	293.00	297.00	4.00	3.40	6.81
And		391.00	395.00	4.00	NC	4.90
And		432.00	436.00	4.00	NC	3.58

NC — Not calculated, insufficient data to calculate true width

McEwen Mining Inc.

147 Zone drilling highlights include:

Hole	Zone	From (m)	To (m)	Length (m)	TW (m)	Au (g/t)
18GF-1059	147 Zone	34.00	36.00	2.00	1.65	6.84
And		114.00	115.00	1.00	0.83	46.30
18GF-1068	147 Zone	94.00	96.00	2.00	1.73	23.91
Including		94.00	95.00	1.00	0.87	40.90

Gibson drilling highlights include:

Hole	Zone	From (m)	To (m)	Length (m)	TW (m)	Au (g/t)
18GF-1066	Gibson	91.00	97.00	6.00	4.17	6.12
Including		95.00	96.00	1.00	0.70	22.70

The hole below was drilled approximately 500 m southwest of the Gibson resource in an untested area.

Gibson Southwest drilling highlights include:

Hole	Zone	From (m)	To (m)	Length (m)	TW (m)	Au (g/t)
18GF-1062	Gibson SW	72.00	73.30	1.30	1.01	344.91
Including		72.00	72.70	0.70	0.55	639.00

Stock Property

Drilling in an area located approximately 700 m east of the existing Black Fox-Stock mill (referred to as Stock East) was conducted to confirm a historical zone of significant gold mineralization. Stock East lies at the intersection of a NW-SE fault and the E-W Porcupine-Destor Deformation Zone. Results suggest the mineralization extends vertically from near surface to a depth of approximately 350 m and along a strike length of 500 m. True widths range from 1 to 18 m, with an average of 4 m (see Figure 2).

Historical Stock East significant drilling results include*:

Hole	Zone	From (m)	To (m)	Length (m)	TW (m)	Au (g/t)
SAS-55	Stock East	228.80	250.70	22.95	NC	4.32
Including		228.80	230.30	1.50	NC	11.80
SAS-37	Stock East	147.50	157.30	9.75	NC	8.39
Including		149.10	150.30	1.20	NC	57.80
SAS-43	Stock East	355.40	367.90	13.26	NC	6.01
Including		361.20	363.90	2.70	NC	13.20

NC — Not calculated, insufficient data to calculate true width

*The historic drill data for Stock East reported above was developed by previous operators of the Stock Project and may not comply with NI 43-101 requirements. The historic data should not be relied upon.

New Stock East drilling highlights include:

Hole	Zone	From (m)	To (m)	Length (m)	TW (m)	Au (g/t)
S18-01	Stock East	247.20	266.90	19.70	18.03	2.94
Including		247.20	248.00	0.80	0.73	52.40
S18-02	Stock East	230.40	241.00	10.60	9.40	4.49
Including		233.40	234.00	0.60	0.53	15.90
S18-03B	Stock East	214.90	215.90	1.00	0.87	6.58
S18-05	Stock East	327.60	332.40	4.80	3.94	2.62
S18-10	Stock East	204.00	218.80	14.80	11.96	5.24
Including		215.80	217.80	2.00	1.62	26.53

Tamarack Base Metals/Gold Zone

Drilling at Tamarack was designed to evaluate the potential for base metal and gold mineralization. Several significant intersections have confirmed and delineated an ‘upper lens’ of base metal and gold mineralization measuring approximately 100 to 200 m along strike and 450 m down dip from near surface (see Figure 3). The upper lens has an average true width (TW) of 4.5 m. The ‘lower lens’ was drilled over a strike of 100 m and 250 m down dip from a depth of  600 m, and is open at depth. The width of the lower lens is highly variable. Logging has shown that the style of zinc-lead-gold-silver mineralization at Tamarack varies from massive to stringer to disseminated.

An initial base metal resource and updated gold resource estimate will be completed during Q2.

Tamarack drilling highlights include:

Hole	Lens	From (m)	To (m)	Length (m)	TW (m)	Zn (%)	Au (g/t)	Pb (%)	Ag (g/t)	AuEq (g/t)
18BF-626	Upper	244.00	254.00	10.00	7.97	3.36	0.25	1.41	19.05	3.63
18BF-627	Upper	207.40	212.00	4.60	4.39	11.00	0.87	1.98	32.37	10.00
Including		207.40	209.40	2.00	1.91	25.24	—	—	—	—
18BF-628	Upper	218.36	224.00	5.64	5.13	4.20	0.53	1.50	17.19	4.51
18BF-630	Upper	107.00	116.00	9.00	8.78	1.23	1.07	0.11	11.97	2.15
18BF-631	Upper	117.90	127.00	9.10	7.86	0.28	5.91	0.25	16.54	6.48
Including		122.00	125.00	3.00	2.59	—	15.97	—	—	—
18BF-632	Upper	125.00	133.30	8.30	6.71	0.50	4.76	0.16	10.61	5.35
Including		132.40	133.30	0.90	0.73	—	32.50	—	—	—
18BF-646	Upper	70.00	77.00	7.00	6.47	0.26	23.37	0.06	21.30	23.88
Including		70.00	72.00	2.00	1.85	—	76.80	—	—	—
330-EX678-03	Upper	470.10	471.80	1.70	1.32	8.02	0.18	0.06	2.61	5.74
520-EX582-47	Lower	363.00	369.00	6.00	5.42	2.26	0.87	0.23	5.26	2.63
And		375.00	379.66	4.66	4.21	11.13	0.81	7.28	127.72	14.41

Black Fox Mine Underground Exploration

An intersection that returned 4.50 g/t gold over 3.79 m true width in hole 520-EX286-52 in the Far West Extension is considered significant as it opens up a new area proximal to the existing underground workings. The Far West Extension is located at approximately the 550 m level (see Figure 4). Exploration drilling is in progress from both underground and surface at this new area.

Deep drilling from surface targeting mineralization below the 1,000 m level has been unsuccessful due to difficult ground conditions. Our next attempt at deep drilling will be from a drill platform on the 810 m level.

Figure 1 — Grey Fox-Gibson: http://mcewenmining.com/files/doc_news/archive/20180430_figures/20180430_GREY_FOX_GIBSON_FIGURE_1.pdf

Figure 2 — Stock East: http://mcewenmining.com/files/doc_news/archive/20180430_figures/20180430_STOCK_FIGURE_2.pdf

Figure 3 — Tamarack: http://mcewenmining.com/files/doc_news/archive/20180430_figures/20180430_TAMARACK_FIGURE_3.pdf

Figure 4 — Black Fox Figure: http://mcewenmining.com/files/doc_news/archive/20180430_figures/20180430_BLACK_FOX_FIGURE_4.pdf

Grey Fox-Gibson and Stock East Results Table (.xlsx): http://mcewenmining.com/files/doc_news/archive/20180430_figures/20180430_GREY_FOX_GIBSON_and_STOCK_EAST.xlsx

Tamarack Drill Results Table (.xlsx): http://mcewenmining.com/files/doc_news/archive/20180430_figures/20180430_TAMARACK.xlsx

Black Fox Results Table (.xlsx): http://mcewenmining.com/files/doc_news/archive/20180430_figures/20180430_BLACK_FOX.xlsx

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo Gold mine in Mexico; the Black Fox mine in Timmins, Canada; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of McEwen.

QUALIFIED PERSON

Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Steven Scott. Mr. Scott is a “qualified person” within the meaning of NI 43-101.

TECHNICAL INFORMATION

Black Fox Complex drilling was conducted by Forage Asinii Drilling, Boart-Longyear, Major Drilling, NPLH and Norex Drilling and supervised by McEwen’s Geology Department. All exploration drill core samples at the Black Fox Complex were submitted as 1/2 core and analyses reported herein were performed by the independent laboratories:  ALS Laboratories, which is ISO 9001/IEC17025 certified, Activation Labs, which is ISO 9001/IEC17025 certified, and SGS Canada Laboratories, which is ISO 9001/IEC17025 certified. Samples from definition and select delineation drilling, and development sampling completed within the Black Fox mine are assayed at McEwen’s onsite laboratory. McEwen’s quality control program includes systematic insertion of blanks, standard reference material and duplicates to ensure laboratory accuracy.

To determine the lengths of significant mineralized intervals, the following composite criteria was established: a minimum reportable interval length of 3 m was determined by establishing a cut-off grade of 3g/t Au for underground (1 g/t Au for near surface). A consecutive maximum length of 3 m of internal waste, including sub cut-off grade material, is allowed and incorporated into the reported composites.  Where an interval of less than 3 m is considered, if the grade x length calculation is greater than 9 (3 for surface), it may be reported. There is no top cutting or capping of assays.

For Tamarack to determine the lengths of significant mineralised intervals , the following composite criteria was established: a minimum reportable interval length of 3 m was determined by establishing a cut-off grade of 1 g/t AuEq. A consecutive maximum length of 3 m of internal waste, including sub cut-off grade material, is allowed and incorporated into the reported composites.  Where an interval of less than 3 m is considered, if the grade x length calculation is greater than 3, it may be reported. There is no top cutting or capping of assays.

Gold equivalent assumptions:

Metal Prices (USD)

Au           $1,200/oz

Ag           $17.00/oz

Pb           $1.00/lb

Zn           $1.20/lb

AuEq Calculation for Base Metals:

AuEq = Au g/t + (Pb % * 22.0462 * Pb $/lb) / (Au $ oz/ 31.1035) + (Zn % * 22.0462 * Zn $/lb) / (Au $ oz/ 31.1035) + Ag gpt/($oz Ratio Au:Ag)

The historic drill data for Stock East reported in this release was developed by previous operators of the Stock Project and may not comply with NI 43-101 requirements. Historic drill intersections are reported as drilled thicknesses. True widths of the mineralized intervals are estimated to approximately 70% to 80% of the reported drill widths. The historic drill data was sourced from St Andrew-Goldfields Ltd.’s exploration data and internal reports as well as from MNDM assessment files. MUX is providing this historic data for informational purposes only and gives no assurance as to its reliability or relevance. MUX has not completed any quality assurance program or applied quality control measures to the historic data. Accordingly, the historic data should not be relied upon.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results including, but not limited to, the closing of the Offering and the use of proceeds thereof. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647)-258-0395 ext 320 info@mcewenmining.com	Website: www.mcewenmining.com Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	150 King Street West Suite 2800, P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866)-441-0690